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                            LAMONTS APPAREL, INC.
                                EXHIBIT 11.1
            STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (LOSS)
                                 (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                             Quarter Ended                                               Six Months Ended
                                             August 1, 1998                                               August 1, 1998
                               ------------------------------------------                  ----------------------------------------
                                    Basic                    Diluted                            Basic                  Diluted
                               ----------------          ----------------                  ----------------        ----------------
                                Dollars    EPS            Dollars    EPS                    Dollars    EPS          Dollars    EPS
                               ---------  -----          ---------  -----                  ---------  -----        ---------  -----
Net Income (Loss)               $ 151    $0.02            $ 151    $0.01                   $(2,630)  $(0.29)       $(2,630)  $(0.29)
                               --------  ------          --------  ------                  --------  ------        --------  ------
                               --------  ------          --------  ------                  --------  ------        --------  ------
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WEIGHTED AVERAGE NUMBER
 of Shares Outstanding              Basic                    Diluted                            Basic                  Diluted
------------------------       ----------------          ----------------                  ----------------        ----------------
Class A Common Stock              9,000,000                  9,000,000                        9,000,000               9,000,000
Class B Common Stock                     10                         10                               10                      10
Class A Warrants                          0                  2,173,942                                0                       0
Class B Warrants                          0                    789,567                                0                       0
Protective A Options                      0                    241,549                                0                       0
Protective B Options                      0                     87,729                                0                       0
                                  ---------                 ----------                         --------               ---------
  Subtotal                        9,000,010                 12,292,797                        9,000,010               9,000,010
                                  ---------                 ----------                        ---------               ---------
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